UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 26, 2006

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

1-905	PPL Electric Utilities Corporation (Exact name of Registrant as specified in its charter) (Pennsylvania) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-0959590

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations
Item 1.01 Entry into a Material Definitive Agreement

Named Executive Officer Compensation Matters

Base Salary Changes

On January 26, 2006, the Compensation and Corporate Governance Committee (“C&CGC”) of the Board of Directors of PPL Corporation approved the annual base salaries, effective as of January 1, 2006, of PPL Electric Utilities Corporation's (“PPL Electric”) President and its Senior Vice President-Financial, after a review of performance and competitive market data. The base salary for PPL Electric’s Treasurer is expected to be approved by PPL Corporation's Corporate Leadership Council (“CLC”) on February 13, 2006, after a review of performance and competitive market data. All three officers are considered “named executive officers” (as defined in Item 402(a)(3) of Regulation S-K). The following table sets forth the annual base salary levels of PPL Electric's named executive officers for 2006 and 2005:

Name and Position	Year	Salary ($)
John F. Sipics President	2006 2005	350,000 325,000
Paul A. Farr Senior Vice President-Financial (1)	2006 2005	390,000 350,000
James E. Abel Treasurer (1)	2006 2005	TBD 250,773

(1)	Messrs. Farr and Abel also are officers of PPL Corporation and are not paid separately as officers of PPL Electric

Short-term Incentive Cash Awards

On January 26, 2006, the C&CGC authorized an annual incentive cash (i.e., bonus) award to PPL Electric’s President and its Senior Vice President-Financial for 2005 performance. CLC is expected to authorize the annual incentive cash award to PPL Electric’s Treasurer for 2005 performance on February 13, 2006. The incentive cash awards were made to the President and the Senior Vice President-Financial, and will be made to the Treasurer, for the achievement of specific, independent goals established and measured by the C&CGC (in the case of the President and the Senior Vice President-Financial) and the CLC (in the case of the Treasurer). For 2005, the following award targets as a percentage of base salary were established for each named executive officer: President-50%; Senior Vice President-Financial-50%; and Treasurer-40%. The annual incentive cash awards were made, or will be made, by applying these target percentages to the percentage of goal attainment as determined by the C&CGC and the CLC, as applicable. The goal categories for 2005 for Mr. Sipics included specific financial and operational measures for PPL Corporation and key subsidiaries, including specific operational goals for PPL Electric. The weightings for each of these categories are allocated 40% to PPL Corporation's earnings per share and enhanced shareowner value, 40% to the financial and operational performance of PPL Electric and 20% to certain operating subsidiaries of PPL Corporation. In the case of Mr. Farr, the goal categories for 2005 included specific financial and operational measures for PPL Corporation and key subsidiaries, including PPL Electric. The weightings for each of these categories are allocated 60% to PPL Corporation's earnings per share and enhanced shareowner value, 10% to the financial and operational performance of PPL Electric and 30% to the financial and operational performance of certain other operating subsidiaries of PPL Corporation. In the case of Mr. Abel, the goal categories for 2005 included specific financial and operational measures for PPL Corporation and key subsidiaries, and also consideration of individual performance. The weightings for each of these categories are allocated 40% to PPL Corporation's earnings per share and enhanced shareowner value, 10% to the financial and operational performance of PPL Electric, 30% to the financial and operational performance of certain other operating subsidiaries and 20% to individual performance. Included in the operating goals for the operating subsidiaries were specific requirements tied to PPL Corporation’s continued compliance with Section 404 of the Sarbanes-Oxley Act of 2002, including enhancing the efficiency of the compliance process.

The following table sets forth the annual incentive cash awards for the named executive officers based on 2005 performance:

Name and Position	Bonus ($)
John F. Sipics President	206,900 (1)
Paul A. Farr Senior Vice President-Financial	192,300 (2)
James E. Abel Treasurer	TBD

(1)	Mr. Sipics exchanged his entire bonus for restricted stock units under the terms of PPL Corporation's Cash Incentive Premium Exchange Program.
(2)	Includes $96,150 that Mr. Farr exchanged for restricted stock units under the terms of PPL Corporation's Cash Incentive Premium Exchange Program.

Long-term Incentive Equity Awards

On January 26, 2006, the C&CGC authorized grants to PPL Electric's named executive officers of long-term incentive equity awards pursuant to PPL Corporation's Incentive Compensation Plan. These grants consisted of (i) two restricted stock unit awards with a three-year restriction period, based on the achievement of criteria established by the C&CGC in March 2005 and measured by the Committee in January 2006, and (ii) one stock option award. One of the grants of restricted stock units was based on the achievement of sustained financial and operational results, which was determined by C&CGC by averaging the most recent three years of annual performance measures used for the annual short-term incentive cash awards. The second grant of restricted stock units was based on the achievement of specific strategic objectives to increase shareowner value through implementation of certain long-term corporate initiatives, including actions to influence the evolution of government policies toward more competitive markets, develop an internal corporate structure to optimize PPL Corporation's wholesale hedging strategy, develop and retain management skills and establish the financial profile necessary to optimize growth opportunities as the wholesale electricity markets strengthen. The exercise price of the stock option awards is the fair market value of PPL Corporation’s common stock on the date of grant.

For 2005, the following long-term incentive equity award targets as a percentage of base salary were established for each named executive officer:

Long-term Incentive Program	Restricted Stock Units		Stock Options
	(Targets as % of Salary)
Position	Sustained Financial and Operational Results	Strategic Objective Results	Stock Price Performance
President	40%	40%	80%
Senior Vice President-Financial	40%	40%	80%
Treasurer	26.25%	26.25%	52.5%

The following table sets forth the long-term incentive equity awards made in January 2006 to the named executive officers:

	Restricted Stock Units (1)		Stock Options (2)
	(Targets as % of Salary)
Name and Position	Sustained Financial and Operational Results	Strategic Objective Results	Stock Price Performance
John F. Sipics- President (3)	4,750	4,310	57,470
Paul A. Farr- Senior Vice President-Financial (3)	5,120	4,640	61,890
James E. Abel- Treasurer	2,410	2,180	29,100

(1)
The number of restricted stock units awarded are equivalent to the dollar value (based upon the fair market value of PPL Corporation's common stock on the date of grant) of the percentage applied to base pay in effect at the end of 2005.

(2)
The exercise price of the stock option awards is $30.14. The stock options become exercisable over a three-year period from the date of grant in equal installments and expire no later than January 25, 2016.

(3)	Messrs. Sipics and Farr also were granted 9,600 and 4,470 restricted stock units, respectively, pursuant to the terms of PPL Corporation's Cash Incentive Premium Exchange Program.

Attached as Exhibits to this Current Report on Form 8-K are the forms of Stock Option and Restricted Stock Unit Agreements for the above-described long-term equity incentive awards.

Also on January 26, 2006, PPL Corporation entered into a new retention agreement with Mr. Farr, which agreement amended and replaced the existing retention agreement dated August 24, 2005 between the parties. The only change from the prior retention agreement is an increase in the grant to Mr. Farr under the new agreement from 24,600 to 40,000 shares of restricted PPL Corporation common stock. The restriction period lapses on April 27, 2027. In the event of Mr. Farr’s death or disability, the restriction period on a prorated portion of these shares will lapse immediately. In the event of a “change in control” of PPL Corporation, the restriction period on all of these shares will lapse immediately if there is an involuntary termination of employment that is not “for cause” (as such terms are defined in the agreement). In the event Mr. Farr is terminated “for cause,” or he terminates his employment with all PPL Corporation affiliated companies prior to April 27, 2027, all shares of this restricted stock will be forfeited.

Section 9 - Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

	10(a) -	Form of Stock Option Agreement for stock option awards under PPL Corporation’s Incentive Compensation Plan (“ICP”)
	10(b) -	Form of Restricted Stock Unit Agreement for restricted stock unit awards under the ICP
	10(c) -	Form of Restricted Stock Unit Agreement for restricted stock unit awards under the ICP pursuant to PPL Corporation’s Cash Incentive Premium Exchange Program

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPL ELECTRIC UTILITIES CORPORATION

By:	/s/ Paul A. Farr Paul A. Farr Senior Vice President-Financial

Dated: February 1, 2006